EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated March 23, 1994 (and to all references to our Firm) included in or made a part of this Form S-1 Registration Statement.

ARTHUR ANDERSEN LLP

Houston, Texas
October 2, 1996